Exhibit 6.5

Assignment and Assumption Agreement with Novation

This Assignment and Assumption Agreement with Novation (“Agreement”) dated as of March 15th, 2019 (“Effective Date”), is entered into by and between Steward Technologies Ltd., a private limited company formed in England and Wales, in the United Kingdom, (“Assigning Party”) and Steward Technologies LLC, a New York limited liability company (“Assuming Party”), and Steward Realty Trust, Inc., a Maryland corporation (“Remaining Party”).

WHEREAS, Assigning Party desires to assign to Assuming Party all of its rights and delegate to Assuming Party all of its obligations under certain contracts as described on Schedule 1 attached hereto (collectively “Assigned Contracts”); and

WHEREAS, Assuming Party desires to accept such assignment of rights and delegation of obligations under the Assigned Contracts; and

WHEREAS, Remaining Party desires to release Assigning Party from its obligations under the Assigned Contracts and substitute Assuming Party as a party to the Assigned Contracts in Assigning Party’s place.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Assignment and Assumption.

1.1 Assignment. Assigning Party irrevocably sells, assigns, grants, conveys and transfers to Assuming Party all of Assigning Party’s right, title and interest in and to the Assigned Contracts.

1.2 Assumption. Assuming Party unconditionally accepts such assignment and assumes all of Assigning Party’s duties, liabilities and obligations under the Assigned Contracts, and agrees to pay, perform and discharge, as and when due, all of the obligations of Assigning Party under the Assigned Contracts accruing on and after the Effective Date.

2.	Novation.

2.1 Release.

(a) Despite anything to the contrary in the Assigned Contracts, Remaining Party releases and forever discharges Assigning Party, as well as its shareholders, directors, officers, employees, agents and representatives, from all further obligations arising under the Assigned Contracts, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that Remaining Party has or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Assigned Contracts on and after the Effective Date. For avoidance of doubt, except as provided in Section 2.2, nothing herein affects any rights, liabilities, or obligations of Remaining Party or Assigning Party due to be performed before the Effective Date.

(b) Despite anything to the contrary in the Assigned Contracts, Assigning Party releases and forever discharges Remaining Party, as well as its shareholders, directors, officers, employees, agents and representatives, from all further obligations arising under the Assigned Contracts, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that Assigning Party has or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Assigned Contracts on and after the Effective Date. For avoidance of doubt, except as provided in Section 2.2, nothing herein affects any rights, liabilities, or obligations of Remaining Party or Assigning Party due to be performed before the Effective Date.

2.2 Substitution. The parties intend that this Agreement is a novation and that the Assuming Party be substituted for the Assigning Party. Remaining Party recognizes Assuming Party as Assigning Party’s successor-in-interest in and to the Assigned Contracts. Assuming Party by this Agreement becomes entitled to all right, title and interest of Assigning Party in and to the Assigned Contracts in as much as Assuming Party is the substituted party to the Assigned Contracts as of and after the Effective Date. Remaining Party and Assuming Party shall be bound by the terms of the Assigned Contracts in every way as if Assuming Party is named in the novated Assigned Contracts in place of Assigning Party as a party thereto. Assigning Party represents and warrants that there is no payment or other liability of Assigning Party to Remaining Party which has accrued and remains outstanding as of the Effective Date, which on the Effective Date, Assuming Party and Remaining Party agree becomes the sole responsibility of Assuming Party and not of Assigning Party.

3.	Representations and Warranties.

3.1 Assigning Party’s Representations and Warranties. Assigning Party represents and warrants as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of England and Wales, in the United Kingdom

(b) It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required.

(c) It has the full right, corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(d) It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set out at the end hereof.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assigning Party, enforceable against it in accordance with its terms and not subject to defenses.

(f) It is the sole legal and beneficial owner of the all the rights under the Assigned Contracts on the Effective Date, free and clear of any lien, security interest, charge, or encumbrance.

(g) The Assigned Contract has not been amended or modified as of the Effective Date.

(h) The Assigned Contracts are in full force and effect on the Effective Date. No event or condition has occurred that is an event of default or termination under any of the Assigned Contracts. There are no material disputes pending or threatened related to any rights or obligations transferred by this Agreement.

(i) It has performed all of its obligations under the Assigned Contracts that are required to be performed on or before the Effective Date.

3.2 Assuming Party’s Representations and Warranties. Assuming Party represents and warrants as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of the State of New York, United States of America.

(b) It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required.

(c) It has the full right, corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(d) It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set out at the end hereof.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assuming Party, enforceable against it in accordance with its terms.

4.	Indemnification.

4.1 Assuming Party Indemnification. Subject to the terms and conditions set out in Section 4.2, Assigning Party (as “Indemnifying Party”) shall indemnify, hold harmless, and defend Assuming Party and its officers, directors, employees, agents, affiliates, successors and permitted assigns (collectively, “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorney fees, that are awarded against Indemnified Party in a final non-appealable judgment (collectively, “Losses”), relating to/arising out of or resulting from any third-party claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or other, whether at law, in equity or otherwise (“Claim”) or any direct Claim against Indemnifying Party alleging:

(a) A material breach or non-fulfillment of any material representation, warranty, or covenant under/representation or warranty set out in this Agreement by Indemnifying Party or its representatives;

(b) any grossly negligent or more culpable act or omission of Indemnifying Party or any of its representatives (including any reckless or willful misconduct) in connection with the performance of its obligations under this Agreement; or

(c) any bodily injury, death of any person, or damage to real or tangible personal property caused by the grossly negligent or more culpable acts or omissions of Indemnifying Party or its representatives (including any reckless or willful misconduct) or

(d) any failure by Indemnifying Party to materially comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under this Agreement.

4.2 Exceptions and Limitations on Indemnification. Despite anything to the contrary in this Agreement, Indemnifying Party is not obligated to indemnify or defend Indemnified Party against any Claim if such Claim or corresponding Losses arise out of or result from, in whole or in part, Indemnified Party’s:

(a) Gross negligence or more culpable act or omission (including recklessness or willful misconduct); or

(b) Bad faith, failure to materially comply with any of its material obligations set out in this Agreement.

4.3 Sole Remedy. THIS SECTION 4 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF THE INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY FOR THE INDEMNIFIED PARTY FOR ANY LOSSES COVERED UNDER SECTION 4.

5.	Miscellaneous.

5.1 Further Assurances. On the other party’s reasonable request, each party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

5.2 Notices. Each party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other party at its address set out below (or to such other address that the receiving party may designate from time to time in accordance with this section). Each party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile [or e-mail] (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

Notice to Assigning Party:	207 Regent Street, London W1B 3HH, UK E-mail: admin@gosteward.com Attention: Director

Notice to Assuming Party:	9450 SW Gemini Dr #41153, Beaverton, OR 97008-7105
E-mail: tech@gosteward.com Attention: President

Notice to Remaining Party:	9450 SW Gemini Dr #41153, Beaverton, OR 97008-7105
E-mail: reit@gosteward.com Attention: Chief Executive Officer

5.3 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes,” and “including” is deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references in this Agreement: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein are an integral part of this Agreement to the same extent as if they were set out verbatim herein.

5.4 Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

5.5 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. On such determination that any term or other provision is invalid, illegal, or unenforceable, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

5.6 Entire Agreement. This Agreement, together with all related exhibits and schedules, is the sole and entire agreement of the parties to this Agreement regarding the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

5.7 Amendment and Modification. No amendment to or rescission, termination, or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination, or discharge of this Agreement and signed by an authorized representative of each party to this Agreement.

5.8 Waiver.

(a) No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement, and signed by an authorized representative of the party waiving its right.

(b) Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated and does not operate as a waiver on any future occasion.

(c) None of the following is a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement:

(i) any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or

(ii) any act, omission, or course of dealing between the parties.

5.9 Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the parties or otherwise. Despite the previous sentence, the parties intend that Indemnified Party’s rights under Section 6 are its exclusive remedies for the events specified therein.

5.10 Equitable Remedies. Each Party acknowledges that a breach or threatened breach by it of any of its obligations under this Agreement would give rise to irreparable harm to the other Party for which monetary damages would not be an adequate remedy and hereby agrees that if a breach or a threatened breach by such party of any such obligations occurs, the non-breaching Party will, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

5.11 No Third-Party Beneficiaries. This Agreement benefits solely the parties to this Agreement and their respective permitted successors and permitted assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

5.12 Choice of Law. This Agreement and exhibits and schedules attached hereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of New York, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

5.13 Choice of Forum. Each party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other party in any way arising from or relating to this Agreement, and exhibits and schedules attached hereto, and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims], in any forum other than the courts of the State of New York, and any appellate court from any thereof. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in the courts of the State of New York. Each party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

5.14 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY ABOUT ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS OR SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. [EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.]

5.15 Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together is deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e- mail, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

/s/ Daniel Miller

By: Steward Technologies Ltd.
Name: Daniel S. Miller
Title: Director

/s/ Daniel Miller

By: Steward Technologies LLC
Name: Daniel S. Miller
Title: Manager

/s/ Daniel Miller

By: Steward Realty Trust
Name: Daniel S. Miller
Title: Chief Executive Officer

SCHEDULE 1

ASSIGNED CONTRACTS

Platform License and Technology Services Agreement dated as of December 21, 2017 between Steward Technologies Ltd. and Steward Realty Trust, Inc.